                                                                      EXHIBIT 21

                       SUBSIDIARIES OF G&K SERVICES, INC.

G&K Services, Co. (incorporated in Minnesota, U.S.A.)

G&K Services Canada Inc. (incorporated in Ontario, Canada)

Les Services G&K (Quebec) Inc. (incorporated in Quebec, Canada)